UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: May 15, 2009

(Date of earliest event reported)

ABIOMED, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-2743260
(State or other Jurisdiction of Incorporation)	(IRS Employer Identification Number)

0-20584

(Commission File Number)

22 Cherry Hill Drive

Danvers, MA 01923

(Address of Principal Executive Offices, including Zip Code)

(978) 777-5410

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On May 18, 2009 we issued a press release issuing our revenue guidance for fiscal 2010. A copy of the press release is set forth as exhibit 99.1 and is incorporated herein by reference. The information contained in this Item 2.02 and exhibit 99.1 of this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Act of 1934, whether made before or after the date hereof and regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such filing.

Item 3.02.	Unregistered Sale of Equity Securities.

On May 10, 2005, we acquired all of the shares of outstanding capital stock of Impella CardioSystems AG. The share purchase agreement provides for three potential additional payments based on milestones related to unit sales and FDA approval of our Impella 2.5 and 5.0 products. The two milestones related to sales and FDA approval of our Impella 2.5 device have previously been achieved and paid.

In our Report on Form 8-K filed on April 23, 2009, we disclosed that we received FDA 510(k) clearance of our Impella 5.0 device. As a result, we became obligated to make the final milestone payment to the former shareholders of Impella in the amount of $5,583,333. Under the terms of the share purchase agreement, we were required to pay $1,750,000 in cash but can satisfy the remaining $3,833,333 of this payment in the form of cash, or stock or a combination of cash and stock.

As permitted by the share purchase agreement, on May 15, 2009 we elected to make $3,833,333 of this milestone payment in shares of our common stock. We also made the $1,750,000 cash payment on May 15, 2009. As a result, we are issuing approximately 664,612 shares of our common stock to the former Impella shareholders. We are issuing the shares in reliance on the exemptions from registration available under Regulation S and Rule 506 of Regulation D. We are obligated to register the shares for resale on Form S-3 pursuant to the terms of the registration rights agreement we entered into at the time of the acquisition.

Item 7.01.	Regulation FD Disclosure.

Set forth as exhibit 99.2 to this current report and incorporated herein by reference are slides that we intend to discuss on our earnings call scheduled for May 18, 2009. The information contained in this Item 7.01 and exhibit 99.2 of this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Act of 1934, whether made before or after the date hereof and regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Number	Title

99.1	Press Release dated May 18, 2009.

99.2	Slides dated May 18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABIOMED, Inc.

By:	/s/ Robert L. Bowen
Robert L. Bowen Chief Financial Officer

Date: May 18, 2009

Exhibit Index

Number	Title

99.1	Press Release dated May 18, 2009.

99.2	Slides dated May 18, 2009.